Exhibit 99.1

Summit Wireless Technologies Gains Momentum and
Provides Third Quarter 2020 Update

- 45% Revenue Growth Posted for Q3 2020 Year-over-Year

- More than 100% Revenue Growth Expected for Q4 2020 Year-over-Year -

- SoundSend Wireless Transmitter to Expand TAM by 800 Million Smart TVs -

San Jose, CA – November 10, 2020 -- Summit Wireless Technologies, Inc. (NASDAQ: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems and founding member of the WiSA Association, provided an update for the third quarter ended September 30, 2020.

“All of WiSA’s performance metrics – membership, shipments, and website visitors - are gaining momentum. As leading indicators of Summit Wireless revenue, they give us confidence in our continued revenue growth in Q4 2020 especially as we enter the promising holiday season. Looking forward into 2021, we believe these trends will accelerate,” said Brett Moyer, CEO of Summit Wireless.

Business Highlights Driving Revenue Growth Momentum

•	Added 7 new WiSA members representing 11 brands since July 1st, including two tier one TV Brands SKYWORTH and Hisense.

•	Reached 9 WiSA display (TV/projector) members:

o	Reaffirming guidance of 5 to 7 TV brands expected to be engaged with WiSA in 2021.

•	Expanded consumer awareness with increased visitation to wisaassociation.org:

o	99,000 visitors in Q3, up 112% from Q2 2020

o	150,000 to 175,000 visitors expected in Q4 2020

•	Unveiled SoundSendTM, WiSA’s first branded product, a HDMI wireless transmitter that connects smart TVs to WiSA Certified speakers and extends the WiSA total available market by 800 million smart TVs. SoundSend enables smart surround sound systems to compete with the mid-tier and premium soundbars.

Q3 2020 Financial Highlights: Strongest Quarter to Date

•	45% increase in Q3 2020 revenue, compared to Q3 2019

•	17.1% gross margin in Q3 2020, up from 7.6% in Q3 2019

•	$9.1 million in cash and cash equivalents at September 30, 2020

Management expects to exceed 100% revenue growth for Q4 2020 year-over-year.

WiSA, The Wireless Speaker and Audio Association, Highlights

•	Unveiled SoundSend home cinema audio transmitter to be available in November.

•	Expanded TV brand member list and retail presence with rapidly growing Hisense, a global CE and appliance company with the number 1 TV brand in China.

•	Launched Metz Skulptur 1 TV and Speakers by SKYWORTH, the number one producer of TV products in China, weeks after becoming a WiSA member.

•	Certified LG Electronics WiSA Ready™ 4K UHD Smart Projector, the world’s first laser projector to be in key markets starting in the fourth quarter.

•	Initiated WiSA Wave direct-to-consumer marketing enabling members to participate in tailored campaigns with the Association's social media and databases.

•	Congratulated WISA Member System Audio on prestigious Expert Imaging and Sound Association’s (EISA) award for best wireless speaker.

Surround Sound in a Box, Just Wrap It!

Platin Audio, Enclave Audio, and Axiim – Three of the 20 brands shipping WiSA Certified products – offer complete smart surround sound systems between $799 and $1,499. All deliver hi-fidelity audio, movie theater immersive sound, and have simple set up. Some models have been tuned or certified by THX for true cinema performance. Look for holiday promotions at Platin Audio, Enclave Audio, and Axiim. Complete your home theater with a WiSA Ready LG OLED or NanoCell TV.

Summit Wireless Investor Update Conference Call

Summit Wireless will host a conference call at 7:30 a.m. PT / 10:30 a.m. ET on Tuesday, November 10, 2020 to provide a business update. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 877-423-9813 or 201-689-8573 and referencing code 13711981 approximately 10 minutes prior to the start time and view accompanying slides at ir.summitwireless.com/events. To bypass the operator and receive a call rather than dialing in, please use the following link approximately 15 minutes prior to the call. A live webcast of the call and accompanying slide presentation will be on the investor relations section of the company’s website and available for approximately one year. An audio archive can be accessed for one week by dialing 844-512-2921 or 412-317-6671 and entering conference ID 13711981.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association and works in joint partnership to champion the most reliable interoperability standards across the audio industry. Summit Wireless is headquartered in San Jose, CA with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

About WiSA, LLC

WiSA®, the Wireless Speaker and Audio Association, is a consumer electronics consortium dedicated to creating interoperability standards utilized by leading brands and manufacturers to deliver immersive sound via intelligent devices. WiSA CertifiedTM components from any member brand can be combined to dramatically increase the enjoyment of movies and video, music, sports, gaming/esports, and more. WiSA also combines robust, high definition, multi-channel, low latency surround sound with the simple setup of a soundbar. For more information about WiSA, please visit: www.wisaassociation.org.

* WiSA Ready TVs, gaming PCs and console systems are "ready" to transmit audio to WiSA Certified speakers when a WiSA USB Transmitter is plugged in and a user interface is activated through an APP or product design like LG TVs.

© 2020 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, current macroeconomic uncertainties associated with the COVID-19 pandemic, our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our customer’s end markets; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission.

Contact Information

Kirsten Chapman, LHA Investor Relations, 415.433.3777, summit@lhai.com